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                                                                    EXHIBIT 10.1

                             APPLIED INNOVATION INC.

                              EMPLOYMENT AGREEMENT

      This Agreement is made as of this 11th day of February, 2005, by and between WILLIAM H. LARGENT. and APPLIED INNOVATION INC., a Delaware corporation with its principal office at 5800 Innovation Drive, Dublin, Ohio 43016, its subsidiaries, successors and assigns (the "Company").

                                    RECITALS

      A. The Company is engaged in the business of developing, manufacturing, and marketing data communications and data transmission equipment, software, and services to telephone companies, interexchange telephone carriers, cable television companies, and electric utilities, for alarm data communications, network mediation and management, interoperability of networks, and network switching and routing, and develops and uses valuable technical and nontechnical trade secrets and other confidential information which it desires to protect.

      B. You have been employed as an executive officer of the Company since January 24, 2005.

      C. The Company considers your continued services to be in the best interest of the Company and desires, through this Agreement, to assure your continued services on behalf of the Company on an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company.

      D. You are willing to become employed by and to remain in the employ of the Company on the terms set forth in this agreement.

                                    AGREEMENT

      NOW, THEREFORE, the parties agree as follows:

      1. CONSIDERATION. As consideration for your entering into this Agreement and your willingness to remain bound by its terms, the Company shall employ you and provide you with access to certain Confidential Information as defined in this Agreement and other valuable consideration as provided for throughout this Agreement, including in Sections 3 and 4 of this Agreement.

      2. EMPLOYMENT.

            (a) POSITION. You will be employed as President and Chief Executive Officer, reporting to the Board of Directors of the Company. You shall perform the duties, undertake the responsibilities and exercise the authority customarily performed, undertaken and exercised by persons employed in similar executive capacities. You will continue to serve on the Board of Directors subject to periodic election and will be deemed to have submitted your resignation from

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the Board of Directors if your employment is terminated hereunder for any reason, subject to acceptance by the Board of Directors.

            (b) RESTRICTED EMPLOYMENT. While employed by the Company, you shall devote your best efforts to the business of the Company and shall not engage in any outside employment or consulting work without first securing the approval of the Company's Board of Directors. Furthermore, so long as you are employed under this Agreement, you agree to devote reasonable time and efforts on behalf of the Company and to competently, diligently, and effectively discharge your duties hereunder. You shall not be prohibited from engaging in such personal, charitable, or other nonemployment activities that do not interfere with your full time employment hereunder and which do not violate the other provisions of this Agreement. You further agree to comply fully with all policies and practices of the Company as are from time to time in effect.

      3.    COMPENSATION.

            (a) Your compensation will be at an annual base rate of $175,000, commencing as of January 24, 2005 ("Basic Salary"), payable in accordance with the normal payroll practices of the Company. Your base salary may be increased from time to time by action of the Board of Directors of the Company. You will also be eligible for a cash bonus under a bonus plan which is determined annually by the Board of Directors of the Company.

            (b) You will be entitled to receive stock options to purchase shares of the common stock of the Company pursuant to the terms of plans adopted by the Board of Directors of the Company from time to time. If a "Change in Control," as defined in Section 9(e)(v), shall occur, all outstanding stock options issued to you shall become 100% vested and thereafter exercisable in accordance with such governing stock option agreements and plans.

            (c) Subject to applicable Company policies, you will be reimbursed for necessary and reasonable business expenses incurred in connection with the performance of your duties hereunder or for promoting, pursuing or otherwise furthering the business or interests of the Company.

      4. FRINGE BENEFITS. You will be entitled to receive employee benefits and participate in any employee benefit plans, in accordance with their terms as from time to time amended, that the Company maintains during your employment and which are made generally available to all other management employees in like positions. This includes a 401(k) and profit sharing plan and paid medical insurance. It is agreed that the Company will pay any necessary COBRA payments on your behalf due to any break in medical coverage for any reason, including pre-existing conditions.

      5.    RESERVED.

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      6.    CONFIDENTIAL INFORMATION.

            (a) As used throughout this Agreement, the term "Confidential Information" means any information you acquire during employment by the Company (including information you conceive, discover or develop) which is not readily available to the general public and which relates to the business, including research and development projects, of the Company, its subsidiaries or its affiliated companies.

            (b) Confidential Information includes, without limitation, information of a technical nature (such as trade secrets, inventions, discoveries, product requirements, designs, software codes and manufacturing methods), matters of a business nature (such as customer lists, the identities of customer contacts, information about customer requirements and preferences, the terms of the Company's contracts with its customers and suppliers, and the Company's costs and prices), personnel information (such as the identities, duties, customer contacts, and skills of the Company's employees) and other financial information relating to the Company and its customers (including credit terms, methods of conducting business, computer systems, computer software, personnel data, and strategic marketing, sales or other business plans). Confidential Information may or may not be patentable.

            (c) Confidential Information does not include information which you learned prior to employment with the Company from sources other than the Company, information you develop after employment from sources other than the Company's Confidential Information or information which is readily available to persons with equivalent skills, training and experience in the same fields or fields of endeavor as you. You must presume that all information that is disclosed or made accessible to you during employment by the Company is Confidential Information if you have a reasonable basis to believe the information is Confidential Information or if you have notice that the Company treats the information as Confidential Information.

            (d) Except in conducting the Company's business, you shall not at any time, either during or following your employment with the Company, make use of, or disclose to any other person or entity, any Confidential Information unless (i) the specific information becomes public from a source other than you or another person or entity that owes a duty of confidentiality to the Company and (ii) twelve months have passed since the specific information became public. However, you may discuss Confidential Information with employees of the Company when necessary to perform your duties to the Company. Notwithstanding the foregoing, if you are ordered by a court of competent jurisdiction to disclose Confidential Information, you will officially advise the Court that you are under a duty of confidentiality to the Company hereunder, take reasonable steps to delay disclosure until the Company may be heard by the Court, give the Company prompt notice of such Court order, and if ordered to disclose such Confidential Information you shall seek to do so under seal or in camera or in such other manner as reasonably designed to restrict the public disclosure and maintain the maximum confidentiality of such Confidential Information.

            (e) Upon Employment Separation, you shall deliver to the Company all originals, copies, notes, documents, computer data bases, disks, and CDs, or records of any kind that reflect or relate to any Confidential Information. As used herein, the term "notes" means written or printed words, symbols, pictures, numbers or formulae. As used throughout this

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Agreement, the term "Employment Separation" means the separation from and/or termination of your employment with the Company, regardless of the time, manner or cause of such separation or termination.

      7.    INVENTIONS.

            (a) As used throughout this Agreement, the term "Inventions" means any inventions, improvements, designs, plans, discoveries or innovations of a technical or business nature, whether patentable or not, relating in any way to the Company's business or contemplated business if the Invention is conceived or reduced to practice by you during your employment by the Company. Inventions includes all data, records, physical embodiments and intellectual property pertaining thereto. Inventions reduced to practice within one year following Employment Separation shall be presumed to have been conceived during employment.

            (b) Inventions are the Company's exclusive property and shall be promptly disclosed and assigned to the Company without additional compensation of any kind. If requested by the Company, you, your heirs, your executors, your administrators or legal representative will provide any information, documents, testimony or other assistance needed for the Company to acquire, maintain, perfect or exercise any form of legal protection that the Company desires in connection with an Invention.

            (c) Upon Employment Separation, you shall deliver to the Company all copies of and all notes with respect to all documents or records of any kind that relate to any Inventions.

      8.    NONCOMPETITION AND NONSOLICITATION.

            (a) By entering into this Agreement, you acknowledge that the Confidential Information has been and will be developed and acquired by the Company by means of substantial expense and effort, that the Confidential Information is a valuable asset of the Company's business, that the disclosure of the Confidential Information to any of the Company's competitors would cause substantial and irreparable injury to the Company's business, and that any customers of the Company developed by you or others during your employment are developed on behalf of the Company. You further acknowledge that you have been provided with access to Confidential Information, including Confidential Information concerning the Company's major customers, and its technical, marketing and business plans, disclosure or misuse of which would irreparably injure the Company.

            (b) In exchange for the consideration specified in Section 1 of this Agreement -- the adequacy of which you expressly acknowledge -- you agree that during your employment by the Company and for a period of twelve (12) months following Employment Separation, you shall not, directly or indirectly, as an owner, shareholder, officer, employee, manager, consultant, independent contractor, or otherwise:

                  (i) Attempt to recruit or hire, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, its subsidiaries or affiliates, with any person who is an employee, customer or supplier of the Company, it subsidiaries or affiliates;

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                  (ii) Contact any employee of the Company for the purpose of discussing or suggesting that such employee resign from employment with the Company for the purpose of becoming employed elsewhere or provide information about individual employees of the Company or personnel policies or procedures of the Company to any person or entity, including any individual, agency or company engaged in the business of recruiting employees, executives or officers; or

                  (iii) Own, manage, operate, join, control, be employed by, consult with or participate in the ownership, management, operation or control of, or be connected with (as a stockholder, partner, or otherwise), any business, individual, partner, firm, corporation, or other entity that competes or plans to compete, directly or indirectly, with the Company, its products, or any division, subsidiary or affiliate of the Company; provided, however, that your "beneficial ownership," either individually or as a member of a "group" as such terms are used in Rule 13d of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of not more than two percent (2%) of the voting stock of any publicly held corporation, shall not be a violation of this Agreement.

      9.    TERMINATION OF EMPLOYMENT.

            (a) Termination Upon Death or Disability. Your employment will terminate automatically upon your death. The Company will be entitled to terminate your employment because of your disability upon 30 days written notice. "Disability" will mean "total disability" as defined in the Company's long term disability plan or any successor thereto. In the event of a termination under this Section 9(a), the Company will pay you only the earned but unpaid portion of your Basic Salary through the termination date.

            (b) Termination by Company for Cause. An Employment Separation for Cause will occur upon a determination by the Company that "Cause" exists for your termination and the Company serves you written notice of such termination. As used in this Agreement, the term "Cause" shall refer only to any one or more of the following grounds:

                  (i) Commission of an act of dishonesty involving the Company, its business or property, including, but not limited to, misappropriation of funds or any property of the Company;

                  (ii) Engagement in activities or conduct clearly injurious to the best interests or reputation of the Company;

                  (iii) Willful and continued failure substantially to perform your duties under this Agreement (other than as a result of physical or mental illness or injury), after the Board of Directors of the Company delivers to you a written demand for substantial performance that specifically identifies the manner in which the Board believes that you have not substantially performed your duties;

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                  (iv) Illegal conduct or gross misconduct that is willful and results in material and demonstrable damage to the business or reputation of the Company;

                  (v) The clear violation of any of the material terms and conditions of this Agreement or any other written agreement or agreements you may from time to time have with the Company;

                  (vi) The clear violation of the Company's code of business conduct or the clear violation of any other rules of behavior as may be provided in any employee handbook which would be grounds for dismissal of any employee of the Company; or

                  (vii) Commission of a crime which is a felony, a misdemeanor involving an act of moral turpitude, or a misdemeanor committed in connection with your employment by the Company which causes the Company a substantial detriment.

            No act or failure to act shall be considered "willful" unless it is done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company. Any act or failure to act that is based upon authority given pursuant to a resolution duly adopted by the Board of Directors, or the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by you in good faith and in the best interests of the Company.

            In the event of a termination under this Section 9(b), the Company will pay you only the earned but unpaid portion of your Basic Salary through the termination date.

            Following a termination for Cause by the Company, if you desire to contest such determination, your sole remedy will be to submit the Company's determination of Cause to arbitration in Columbus, Ohio before a single arbitrator under the commercial arbitration rules of the American Arbitration Association. If the arbitrator determines that the termination was other than for Cause, the Company's sole liability to you will be the amount that would be payable to you under Section 9(d) of this Agreement for a termination of your employment by the Company without Cause. Each party will bear his or its own expenses of the arbitration.

            (c) Termination by You. In the event of an Employment Separation as a result of a termination by you for any reason, you must provide the Company with at least 14 days advance written notice ("Notice of Termination") and continue working for the Company during the 14-day notice period, but only if the Company so desires to continue your employment and to compensate you during such period.

            In the event of such termination under this Section, the Company will pay you the earned but unpaid portion of your Basic Salary through the termination date.

            (d) Termination by Company Without Cause. The Company may terminate your employment without Cause at any time by giving you notice thereof. In the event of an Employment Separation as a result of termination by the Company without Cause, the Company will pay you the earned but unpaid portion of your Basic Salary through the termination date, and if you are eligible for a cash bonus under a bonus plan determined annually by the Board of Directors

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of the Company you will be paid a pro-rated portion of any bonus earned based on the number of days in the year that you were employed by the Company, payable at the same time as other eligible employees of the Company are paid their bonuses. In addition, if the Company has entered into a definitive agreement or agreements to engage in either a Transaction or Sale Transaction (as such terms are defined in Section 9(e)(v) below) prior to your Employment Separation as a result of termination by the Company without Cause, and a Change in Control (as such term is defined in Section 9(e)(v) below) occurs (i) as a result of entering into such definitive agreement or agreements, and (ii) within 6 months of your Employment Separation, then you shall also be entitled to the benefits contained in Section 9(e) below, subject to the terms and conditions contained in Section 9(e) below.

            (e) Change of Control. If a "Change in Control", as defined in
Section 9(e)(v), shall have occurred, then you shall be entitled to the benefits described below:

                  (i) On the date of the Change in Control, you will be entitled to a lump sum cash payment equal to 2.0 times your Basic Salary in effect at the date of the Change in Control, regardless of whether or not your employment terminates at such time, payable on the date of the Change in Control if the circumstances of the Change in Control are known by the Company in advance and otherwise payable within three business days after the Change in Control.

                  (ii) All outstanding stock options and restricted stock awards issued to you shall become 100% vested and thereafter exercisable in accordance with such governing stock option or restricted stock agreements and plans.

                  (iii) Reserved.

                  (iv) Reserved.

                  (v) A "Change in Control" shall be deemed to have occurred if and when, after the date hereof, (i) any "person" (as that term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on the date hereof), including any "group" as such term is used in Section 13(d)(3) of the Exchange Act on the date hereof, shall acquire (or disclose the previous acquisition of) beneficial ownership (as that term is defined in
            Section 13(d) of the Exchange Act and the rules thereunder on the date hereof) of shares of the outstanding stock of any class or classes of the Company which results in such person or group possessing more than 50% of the total voting power of the Company's outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; or (ii) as the result of, or in connection with, any tender or exchange offer, merger or other business combination, or contested election, or any combination of the foregoing transactions (a "Transaction"), the owners of the voting shares of the Company outstanding immediately prior to such Transaction own less than a majority of the voting shares of the Company after the Transaction; or (iii) during any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company (or who take office following the approval of a majority of the directors

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            then in office who were directors at the beginning of the period)
            cease for any reason to constitute at least one-half thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors of the Company representing at least one-half of the directors then in office who were directors at the beginning of the period; or (iv) the sale, exchange, transfer, or other disposition of all or substantially all of the assets of the Company (a "Sale Transaction") shall have occurred.

                  (vi) If any portion of the payments and benefits provided
            under this Agreement to you, alone or with other payments and benefits, would constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be determined by the Company's independent compensation specialist to be nondeductible to the Company, then the aggregate present value of all of the amounts payable to you under Section 9(e) hereof shall be reduced to the maximum amount which would cause all of the payments under Section 9(e) to be deductible and in such event you shall have the option, but not the obligation, to designate or select those kinds of payments which shall be reduced and the order of such reductions, but your failure to make such selections within a period of 30 days following notice of the determination that a reduction is necessary will result in a reduction of all such payments, pro rata. If you disagree with the determination of the reduced amount by the Company's independent compensation specialist, you may contest that determination by giving notice of such contest within 30 days of learning of the determination and may use an independent compensation specialist of your choice in connection with such contest. The Company shall pay all of your costs in connection with such contest if the ultimate determination by the two independent compensation specialists in consultation with each other, or by a third independent compensation specialist, jointly chosen by the two first-named independent compensation specialists in the event the first two cannot agree, represents a lesser reduction in the amounts payable under Section 9(e) hereof than the Company's independent compensation specialist established in the first instance. Otherwise, you shall pay your own and any additional costs incurred by the Company in contesting such determination. If there is a final determination by the Internal Revenue Service or a court of competent jurisdiction that the Company overpaid amounts under
            Section 280G of the Code, the amount of the overpayment shall be treated as a loan to you and shall be repaid immediately, together with interest on such amount at the prime rate of interest at Huntington National Bank, Columbus, Ohio, or any successor thereto, in effect from time to time. If the Internal Revenue Service or a court of competent jurisdiction finally determines, or if the Code or regulations thereunder shall change such that the Company underpaid you under Section 280G of the Code, the Company shall pay the difference to you with interest as specified above.

                  (vii) Reserved.

                  (viii) Upon any termination or expiration of this Agreement or any cessation of your employment hereunder, the Company shall have no further obligations under this Agreement and no further payments shall be payable by the Company to you,

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            except as provided in Section 9 above and except as required under any benefit plans or arrangements maintained by the Company and applicable to you at the time of such termination, expiration or cessation of your employment.

                  (ix) The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Agreement declared unenforceable, or may take or attempt to take other action to deny you the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. Accordingly, if following a Change in Control it should appear to you that the Company has failed to comply with any of its obligations under Section 9 of this Agreement or in the event that the Company or any other person takes any action to declare Section 9 of this Agreement void or enforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from you the benefits entitled to be provided to you under Section 9, and that you have complied with all your obligations under this Agreement, the Company authorizes you to retain counsel of your choice, at the expense of the Company as provided in this Section 9(e)(ix), to represent you in connection with the initiation or defense of any pre-suit settlement negotiations, litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company consents to you entering into an attorney-client relationship with such counsel, and in that connection the Company and you agree that a confidential relationship shall exist between you and such counsel, except with respect to any fee and expense invoices generated by such counsel. The reasonable fees and expenses of counsel selected by you as hereinabove provided shall be paid or reimbursed to you by the Company on a regular, periodic basis upon presentation by you of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $50,000. Any legal expenses incurred by the Company by reason of any dispute between the parties as to enforceability of Section 9 or the terms contained in Section 9(f), notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from you for such expenses.

            (f) The noncompetition periods described in Section 8 of this Agreement shall be suspended while you engage in any activities in breach of this Agreement. In the event that a court grants injunctive relief to the Company for your failure to comply with Section 8, the noncompetition period shall begin again on the date such injunctive relief is granted.

            (g) Nothing contained in this Section 9 shall be construed as limiting your obligations under Sections 6, 7, or 8 of this Agreement concerning Confidential Information, Inventions, or Noncompetition and Nonsolicitation.

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      10.   REMEDIES; VENUE; PROCESS.

            (a) You hereby acknowledge and agree that the Confidential Information disclosed to you prior to and during the term of this Agreement is of a special, unique and extraordinary character, and that any breach of this Agreement will cause the Company irreparable injury and damage, and consequently the Company shall be entitled, in addition to all other legal and equitable remedies available to it, to injunctive and any other equitable relief to prevent or cease a breach of Sections 6, 7, or 8 of this Agreement without further proof of harm and entitlement; that the terms of this Agreement, if enforced by the Company, will not unduly impair your ability to earn a living or pursue your vocation; and further, that the Company may cease paying any compensation and benefits under Section 9 if you fail to comply with this Agreement, without restricting the Company from other legal and equitable remedies. The parties agree that the prevailing party in litigation concerning a breach of this Agreement shall be entitled to all costs and expenses (including reasonable legal fees and expenses) which it incurs in successfully enforcing this Agreement and in prosecuting or defending any litigation (including appellate proceedings) concerning a breach of this Agreement.

            (b) The parties agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in either the United States District Court for the Southern District of Ohio, Eastern Division, Columbus, Ohio, or the Court of Common Pleas of Franklin County, Ohio. Such jurisdiction and venue is exclusive, except that the Company may bring suit in any jurisdiction and venue where jurisdiction and venue would otherwise be proper if you may have breached Sections 6, 7, or 8 of this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

      11. EXIT INTERVIEW. Prior to Employment Separation, you shall attend an exit interview if desired by the Company and shall, in any event, inform the Company at the earliest possible time of the identity of your future employer and of the nature of your future employment.

      12. NO WAIVER. Any failure by the Company to enforce any provision of this Agreement shall not in any way affect the Company's right to enforce such provision or any other provision at a later time.

      13. SAVING. If any provision of this Agreement is later found to be completely or partially unenforceable, the remaining part of that provision of any other provision of this Agreement shall still be valid and shall not in any way be affected by the finding. Moreover, if any provision is for any reason held to be unreasonably broad as to time, duration, geographical scope, activity or subject, such provision shall be interpreted and enforced by limiting and reducing it to preserve enforceability to the maximum extent permitted by law.

      14. NO LIMITATION. You acknowledge that your employment by the Company may be terminated at any time by the Company or by you with or without cause in accordance with the terms of this Agreement. This Agreement is in addition to and not in place of other obligations of trust, confidence and ethical duty imposed on you by law.

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      15. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Ohio without reference to its choice of law rules.

      16. FINAL AGREEMENT. This Agreement replaces any existing agreement between you and the Company relating to the same subject matter and may be modified only by an agreement in writing signed by both you and a duly authorized representative of the Company.

      17. FURTHER ACKNOWLEDGMENTS. YOU ACKNOWLEDGE THAT YOU HAVE RECEIVED A COPY OF THIS AGREEMENT, THAT YOU HAVE READ AND UNDERSTOOD THIS AGREEMENT, THAT YOU UNDERSTAND THIS AGREEMENT AFFECTS YOUR RIGHTS, AND THAT YOU HAVE ENTERED INTO THIS AGREEMENT VOLUNTARILY.

                                 APPLIED INNOVATION INC.

                                 By: /s/ Andrew J. Dosch
                                     -------------------------------------------
                                            Andrew J. Dosch
                                     Vice President and Chief Financial Officer

                                 EXECUTIVE:

                                          /s/ William H. Largent
                                    --------------------------------------------
                                                   William H. Largent

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